POWER OF ATTORNEY

         360(degree) Communications Company, for itself, and each person whose signature appears below, appoint Dennis E. Foster, Michael J. Small and Kevin C. Gallagher, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in his or her capacity as an officer and/or director of the Company, to sign and execute a registration statement on Form S-3, and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, for the registration of up to $500,000,000 in aggregate principal amount of 360(degree) Communications Company debt securities, and warrants to purchase such debt securities, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys to do and perform, in the name and on behalf of each said officers and directors, or any of them, every act whatsoever necessary or desirable to be done as fully and to all intents and purposes as any such officer and/or director might or could do in person.

                       360(degree) COMMUNICATIONS COMPANY

                                /s/ Frank E. Reed
Date: December 10, 1996    By:_________________________________
                              Frank E. Reed
                              Chairman of the Board of Directors


                 Signature             Title                          Date


       /s/ Dennis E. Foster
________________________________ President and Chief          December 10, 1996
        Dennis E. Foster         Executive Officer and Director
                                 Principal Executive Officer)

       /s/ Michael J. Small
________________________________ Executive Vice President     December 10, 1996
        Michael J. Small         and Chief Financial Officer
                                 (Principal Financial Officer)

       /s/ Gary L. Burge
________________________________ Senior Vice President        December 10, 1996
        Gary L. Burge            Finance
                                 (Principal Accounting Officer)


       /s/ Frank E. Reed
________________________________ Chairman of the Board        December 10, 1996
        Frank E. Reed            of Directors


        /s/ Lester Crown
________________________________ Director                     December 10, 1996
        Lester Crown





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                 Signature        Title                            Date


       /s/ Michael Hooker
________________________________  Director                    December 10, 1996
        Michael Hooker


       /s/ Robert E. R. Huntley
________________________________  Director                    December 10, 1996
        Robert E. R. Huntley


       /s/ Valerie B. Jarrett
________________________________  Director                    December 10, 1996
        Valerie B. Jarrett


       /s/ Alice M. Peterson
________________________________  Director                    December 10, 1996
        Alice M. Peterson


       /s/ Charles H. Price, II
________________________________  Director                    December 10, 1996
        Charles H. Price, II


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